SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
        SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )
                                                        -----
Filed by the Registrant          X
                                ---

Filed by a Party other than the Registrant
                                                  ---

Check the appropriate box:

 X    Preliminary Proxy Statement
---

---   Definitive Proxy Statement
---   Definitive Additional Materials
---   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   SAFEGUARD SCIENTIFICS, INC.
           (Name of Registrant as Specified In Its Charter)

                   SAFEGUARD SCIENTIFICS, INC.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

 X    $125 per Exchange Act Rules 0-11(a)(1)(ii), 14a-6(i)(l), or
---   14a-6(j)(2).

      $500 per each party to the controversy pursuant to Exchange Act Rule 14(a)-6(i)(3).
--- Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
      (4)  Proposed maximum aggregate value of transaction:

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the From or Schedule and the date of its filing.

      (1)  Amount previously paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:


Notes:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.





[GRAPHIC OMITTEED: SAFEGUARD LOGO]

                       Safeguard Scientifics, Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, MAY 9, 1996


TO THE SHAREHOLDERS:

   The Annual Meeting of Shareholders of Safeguard Scientifics, Inc. (the "Company") will be held at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Routes 202 and 29, Malvern, Pennsylvania 19355 on Thursday, May 9, 1996 at 4:00 p.m., local time, for the following purposes:

   1. to elect twelve directors;

   2. to consider and vote on a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000; and

   3. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   The Board of Directors has established the close of business on March 20, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please complete, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

                                       By order of the Board of Directors,


                                       JAMES A. OUNSWORTH
                                       Secretary

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087
April 1, 1996

SAFEGUARD SCIENTIFICS, INC.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania  19087

PROXY STATEMENT

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Safeguard Scientifics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 6, 1996 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about April 1, 1996.

Voting Securities

     Only the holders of shares of common stock, par value $.10 per share (the "Common Stock"), of the Company of record at the close of business on March 20, 1996 (the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were [14,749,582 at 2/23] Shares outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the shareholders or, if no instructions are given, to vote as recommended by the Board. Each holder of Shares entitled to vote will have the right to one vote for each Share standing in his name on the books of the Company, except that in the election of directors, each shareholder will have the right of cumulative voting.
In such election, each holder of Shares entitled to vote will have a number of votes equal to the number of Shares he owns multiplied by the total number of directors to be elected, and he may cast the whole of such votes for one candidate, or distribute them among any two or more candidates. To vote cumulatively, a shareholder must write the name of the nominee or nominees selected and the number of votes to be cast for each nominee, followed by the words "cumulate for," on the line provided under Item 1 of the Proxy. Discretionary authority to cumulate votes is hereby solicited by the Board.

     The twelve nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. The approval of the proposal to amend the Company's Articles of Incorporation requires a majority of the votes cast by all shareholders entitled to vote thereon. Votes withheld from any director, broker non-votes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Only those votes that are cast as affirmative or negative will be treated as voting on any matter presented at the Annual Meeting.

Revocability of Proxy

     Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

     The cost of soliciting Proxies, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone.

Shareholder Proposals for 1997 Annual Meeting

     Shareholders intending to present proposals at the next Annual Meeting of Shareholders to be held in 1997 must notify the Company of the proposal no later than December 2, 1996.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     The following table sets forth as of March 20, 1996, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Shares, the Company's only class of equity securities outstanding. The table also shows the number of Shares owned beneficially by each director or nominee, by each named executive officer, and by all directors and officers as a group.





                                                Number of
                                                 Shares        Percent of
                                                Owned(1)          Class
                                              -------------    ------------
Warren V. Musser
     800 The Safeguard Building
     435 Devon Park Drive
     Wayne, PA 19087(2)                         1,843,346         12.5%
Vincent G. Bell, Jr.(3)                           232,284          1.6%
Donald R. Caldwell(4)                             100,868            *
Robert A. Fox                                      91,500            *
Delbert W. Johnson(3)                              89,643            *
Robert E. Keith, Jr.                                3,452            *
Peter Likins, Ph.D.                                16,500            *
Jack L. Messman(3)                                 19,500            *
Russell E. Palmer(5)                                7,268            *
John W. Poduska, Sr., Ph.D.                        76,500            *
Heinz Schimmelbusch, Ph.D.(3)                      46,671            *
Hubert J. P. Schoemaker, Ph.D.(3)                  24,000            *
Jean C. Tempel(6)                                 184,112          1.2%
Charles A. Root(3)                                187,838          1.3%
Edward R. Anderson                                  1,200            *
James W. Dixon                                          0
Executive officers and directors as a group
(18 persons)(7)                                 3,096,215         20.5%
-------------







(*)     Less than 1%.

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the shares
(except for shares held jointly with spouse).

(2) Includes 75,000 shares held by a charitable foundation of which Mr. Musser is a director and an executive officer, 20,000 shares held by the Claire V. Sams Trust, of which Mr. Musser is the trustee, and 31,338 shares held by Mr. Musser's spouse. Mr. Musser disclaims beneficial ownership of the shares owned by the charitable foundation, the Clair V. Sams Trust, and his spouse.

(3) Includes for Messrs. Bell, Johnson, Messman, Schimmelbusch, Schoemaker and Root, 4,500 shares, 13,200 shares, 16,500 shares, 46,500 shares, 9,000 shares, and 60,600 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 19, 1996.

(4) Includes 150 shares held in a custodial account for a minor child, 2,700 shares held in trust for the benefit of his spouse, and 67,235 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 19, 1996.

(5) Includes 1,500 shares held by Mr. Palmer's spouse and 2,500 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 19, 1996. Mr. Palmer disclaims beneficial ownership of the shares owned by his spouse.

(6) Includes 3,000 shares held by Ms. Tempel's spouse and 68,082 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 19, 1996. Ms. Tempel disclaims beneficial ownership of the shares owned by her spouse.

 (7) Includes 340,717 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 19, 1996.


     As of March 20, 1996, CompuCom Systems, Inc. ("CompuCom") and Tangram Enterprise Solutions, Inc. ("Tangram") are majority owned subsidiaries of the Company. As of March 20, 1996, officers and directors of the Company beneficially owned the following percentage of shares of common stock outstanding in each such company: (i) CompuCom:
Mr. Anderson, 2.3%; Mr. Dixon, 1.5%; all officers and directors of the Company as a group, other than Messrs. Anderson and Dixon, less than 1%; and (ii) Tangram: all officers and directors as a group, less than 1%.

I.  ELECTION OF DIRECTORS

     It is intended that the persons named as Proxies for the Annual Meeting will vote in favor of the election of the following twelve nominees as directors of the Company to hold office until the Annual Meeting of Shareholders in 1997 and until their successors are elected and have qualified. All of the nominees, with the exception of Donald
R. Caldwell and Robert E. Keith Jr., are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holders of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

     The Board unanimously recommends that shareholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies will be so voted unless shareholders specify otherwise on their proxy cards. The twelve nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.






                                                                                                 Has Been a
                                  Principal Occupation and Business                               Director
   Name                           Experience During Last Five Years                                 Since        Age
-----------------------       ---------------------------------------------------------------    ------------   -----
Warren V. Musser              Chairman of the Board and Chief Executive Officer
                              of the Company(1)(2)(4)(5)                                                 1953        69
Vincent G. Bell, Jr.          President, Verus Corporation, a management investment
                              firm (1)(2)(4)(6)                                                          1956        70
Donald R. Caldwell            President of the Company(7)                                                            49
Robert A. Fox                 President, R.A.F. Industries, Inc. and affiliates, diversified
                              manufacturing, distribution and service companies(2)(4)                    1981        66
Delbert W. Johnson            Chairman and Chief Executive Officer, Pioneer Metal
                              Finishing, a specialty metal finishing company(8)                          1992        57
Robert E. Keith, Jr.          General Partner, Technology Leaders Management L.P.
                              and Technology Leaders II Management L.P., venture
                              capital partnerships(9)                                                                54
Peter Likins, Ph.D.           President, Lehigh University(3)(10)                                        1988        59
Jack L. Messman               President and Chief Executive Officer, Union Pacific
                              Resources Group, Inc., an energy company and a
                              subsidiary of Union Pacific Corporation(3)(11)                             1994        56
Russell E. Palmer             Chairman and Chief Executive Officer, The Palmer Group,
                              a corporate investment firm(2)(3)(4)(12)                                   1989        61
John W. Poduska, Sr., Ph.D.   Chairman, Advanced Visual Systems, Inc., a provider of
                              visualization software(3)(13)                                              1987        58
Heinz Schimmelbusch, Ph.D.    President and Chief Executive Officer, Safeguard
                              International Group,  Inc., a subsidiary of the Company,
                              and President and Chief Executive Officer of Allied
                              Resource Corporation(1)(14)                                                1989        51
Hubert J.P. Schoemaker, Ph.D. Chairman of the Board and co-founder of Centocor, Inc.,
                              a biotechnology company (1)(15)                                            1993        46








(1)     Member of the Executive Committee, of which Dr. Schoemaker is
Chairman.

(2)     Member of the Compensation Committee, of which Mr. Fox is
Chairman.

(3)     Member of the Audit Committee, of which Mr. Palmer is Chairman.

(4)     Member of the Nominating Committee, of which Mr. Fox is
Chairman.

(5) Mr. Musser is Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc. and a director of Coherent Communications Systems Corporation and CompuCom Systems, Inc. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors including The Franklin Institute and the Board of Overseers of The Wharton School of the University of Pennsylvania and serves as Vice President/Development, Cradle Liberty Council, Boy Scouts of America and as Vice Chairman of The Eastern Technology Council.

(6)     Mr. Bell is a director of BHC Financial Corp. and Hunt
Manufacturing Co., Inc.

(7) Mr. Caldwell has served as President of the Company since February 1996 and as Executive Vice President of the Company from November 1993 to February 1996. From 1991 through 1993, Mr. Caldwell was President of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded. From 1990 through 1991, Mr. Caldwell was Chief Administrative Officer of Cambridge Technology Partners (Massachusetts), Inc., a provider of systems integration, consulting and custom system development services.

(8) Mr. Johnson served as the President and Chief Executive Officer of Pioneer Metal Finishing, which includes a division and a subsidiary of the Company, from 1978 until October 1994, when he assumed the position of Chairman of the Board and Chief Executive Officer of Pioneer Metal Finishing. Mr. Johnson is a director of Coherent Communications Systems Corporation, CompuCom Systems,
Inc., Ault, Inc., First Bank Systems, Inc. and Tennant Company.
Mr. Johnson was the Chairman of the Ninth District Federal Reserve
Bank from 1991 to 1993 and was the 1993 Chairman of the Federal
Reserve Board Conference of Chairmen. Mr. Johnson is the brother of Jerry L. Johnson, an executive officer of the Company.

(9) Mr. Keith has served as a managing director of Radnor Venture Management Company, a venture capital partnership, since 1989, a Managing Director since 1991 and a General Partner since 1995 of Technology Leaders Management, L.P., and a Managing Director and General Partner of Technology Leaders II Management, L.P. since
1994. Mr. Keith is a director of Cambridge Technology Partners (Massachusetts), Inc., Gandalf Technologies, Inc., and Wave Technologies International, Inc.

(10) Dr. Likins also has served as a technical consultant for a number of companies, including Boeing Aerospace Co., the Jet Propulsion Laboratory and Dynacs Engineering Co. and was a member of the President's Council of Advisors for Science and Technology from 1989 to 1993. Dr. Likins is a director of Consolidated Edison Company of New York, Communications Satellite Corporation, and Parker-Hannifin Corp.

(11) Prior to joining Union Pacific Resources Group, Inc. in April 1991, Mr. Messman was Chairman and Chief Executive Officer of
USPCI, Inc., a provider of hazardous waste services and a subsidiary of Union Pacific Corporation, from May 1988 until April 1991. Mr. Messman is a director of Cambridge Technology Partners
(Massachusetts), Inc., Novell, Inc., Tandy Corp., Union Pacific
Corporation, Union Pacific Resources Group, Inc. and USDATA
Corporation.

(12) Prior to organizing The Palmer Group in June 1990, Mr. Palmer was Dean of The Wharton School of the University of Pennsylvania from 1982 to June 1990. He was managing partner and Chief
Executive Officer of Touche Ross & Co. (now Deloitte & Touche) from 1972 to 1982. Mr. Palmer is a director of Allied-Signal, Inc.,
Bankers Trust New York Corporation, Federal Home Loan Mortgage
Corporation, GTE Corporation, Imasco Limited, and The May
Department Stores Company.

(13) Prior to joining Advanced Visual Systems, Inc. in January 1992, Dr. Poduska was President and Chief Executive Officer of Stardent
Computer, Inc., a computer manufacturer, from December 1989 to December 1991. Dr. Poduska is a director of Cambridge Technology
Partners (Massachusetts), Inc. and Xylogics, Inc.

(14) From 1973 to 1993, Dr. Schimmelbusch was associated with Metallgesellschaft AG, a raw materials company of which he served as Chairman of the Executive Board from March 1989 to December 1993 and as Deputy Chairman of the Board of Management from July 1988 to March 1989. Dr. Schimmelbusch is a director of Northfield Minerals, Inc.

(15) Dr. Schoemaker is also a co-founder and a director of Tocor II, Inc.

Committees and Meetings of the Board of Directors

     The Board held five meetings in 1995. The Company's Board of Directors has appointed standing Audit, Compensation, Executive and Nominating Committees. The Compensation Committee, which met once in 1995, fixes compensation levels including incentive compensation for all officers and other principal employees, and administers the stock option plans and the long term incentive plan. The Audit Committee met four times during 1995. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent certified public accountants. The Executive Committee, which met three times during 1995, is authorized to act upon all matters with respect to the management of the business and affairs of the Company, except that its authority to authorize and approve investments by the Company, other than investments made in the normal course of business, is limited to investments of up to $2.5 million per transaction in respect of any particular company, entity or person, and up to $5 million in the aggregate between Board meetings. The Nominating Committee, which was established by the Board in February 1996, is responsible for recommending nominees for election to the Company's Board of Directors. The Nominating Committee will consider qualified candidates recommended by stockholders, who should submit any such recommendations, including a detailed statement of qualifications, to the Nominating Committee, c/o the Corporate Secretary, Safeguard Scientifics, Inc., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. All of the directors attended at least 75% of the total of the Board and Committee meetings of which they were members during the period in which they served as a director.

Directors' Compensation

     In 1995, directors who were not employees received an annual cash retainer of $17,500, plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended on a date other than a Board meeting date. In addition, Mr. Fox and Mr. Palmer, as Chairman of the Compensation Committee and Audit Committee, respectively, received an annual cash retainer of $1,000.

     The Company has deferred compensation plans ("Deferred Compensation Plan") covering certain of its directors and a limited number of officers and key employees. All contributions to the Deferred Compensation Plan were completed by the end of 1988. Upon retirement (or an earlier date in certain cases) or upon termination of service as a director, the participant is entitled to receive (as a level payment over 15 years or as a lump sum) an amount equal to the aggregate credits to the participant's account plus an investment growth factor. Under the Deferred Compensation Plan, Mr. Bell began receiving quarterly payments of $3,100 in February 1992, which was reduced to $3,000 in February 1994. These payments will continue, subject to adjustment in accordance with the terms of the Deferred Compensation Plan, for a period of 15 years. The Company has purchased life insurance contracts to provide it with funds estimated to be sufficient to cover its obligations under the Deferred Compensation Plan, and the Company is the owner and beneficiary of such contracts. If assumptions as to mortality experience, future policy dividends and other factors are realized, the Company will recover an amount equal to all benefit payments under the Deferred Compensation Plan, the premium payments on the insurance contracts, and a portion of the interest earned on the use of the premium payments.

     During the first half of 1995, the Company had a consulting arrangement with The Palmer Group, of which Mr. Palmer serves as Chairman and Chief Executive Officer. Under this arrangement, the Company received guidance and assistance in organizing and moderating strategic planning seminars for the Company's management team and had access to the resources of The Palmer Group, including research as to certain industries, companies and other aspects of business. The Palmer Group received a total of $12,000 under this consulting arrangement during 1995.

Directors' Stock Options

     Non-Employee Directors of the Company also participate in the Stock Option Plan for Non-Employee Directors ("Directors' Plan"). Pursuant to the Directors' Plan, as amended, each Eligible Director receives an option to purchase 30,000 shares of the Company's Common Stock upon his election. Thereafter, each Eligible Director received or will receive
(i) a Service Grant to purchase 6,000 shares of Common Stock on December 31, 1994; (ii) a Service Grant to purchase 6,000 shares of Common Stock on the December 31st next occurring after the end of every two years' service thereafter provided that an Eligible Director has completed two years of additional service since the immediately preceding grant; and (iii) an option to purchase 1,500 shares of Common Stock for each $500 increase in directors' compensation in excess of 10% over the fee in effect immediately before the date of such grant ("Incentive Grant"); provided, however, that each Service Grant to which an Eligible Director would be entitled would be reduced by the number of shares subject to any Incentive Grant made as of the same date. The exercise price of each option is equal to the fair market value of the shares on the date of grant. The maximum number of shares of Common Stock subject to options granted to an Eligible Director under the Directors' Plan cannot exceed 60,000 shares. No options were granted under this plan during 1995.

REPORT OF THE BOARD COMPENSATION COMMITTEE

     The Compensation Committee of the Board (the "Committee") reviews and approves management recommendations for compensation levels, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans and long term incentive plan.

     The members of the Committee are all outside directors of the Company except for Mr. Musser, who is Chairman of the Board and Chief Executive Officer of the Company. Mr. Musser, who is also the largest single shareholder of the Company, does not participate in the Company's stock option plans or long term incentive plan. Mr. Musser does not participate in decisions regarding his compensation.

     Two of the executive officers named in the compensation tables, James W. Dixon and Edward R. Anderson, are employed and compensated by CompuCom, a publicly traded company that is a majority owned subsidiary
of the Company and its largest partnership company.   Messrs. Dixon and
Anderson have not and do not participate in any of the Company's compensation plans and their compensation arrangements are not reviewed by the Committee. Consequently, the report of this Committee does not relate to the compensation of Messrs. Dixon and Anderson.

Executive Compensation Policies

     The Company's executive compensation program is designed to support the Company's mission to achieve maximum returns for its shareholders by providing active strategic management, operating guidance and innovative financing to its partnership companies and transferring that value to shareholders via rights offerings. The Company's objectives are to attract and retain outstanding executives, to promote among them the economic benefits of stock ownership in Safeguard and its partnership companies, and to motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company.

     Base compensation levels are initially established for new executives on the basis of subjective factors, with reference to the experience and achievements of the individual and the level of responsibility to be assumed in the Company. Salary increases are awarded each year based on increased levels of individual responsibility, to maintain an appropriate scale among company executives based on relative positions and responsibilities, and on general levels of inflation. Annual cash bonuses are intended to motivate executives to achieve and exceed annual corporate performance targets and strategic objectives. Target levels of executive bonuses are determined in advance for each year as a percentage of base salary, which percentages are based on the executive's ability to impact Company performance. Bonuses are awarded at year-end based on a review of the level of achievement of financial and strategic objectives as defined in the Company's plan and the plans of the partnership companies (including the publicly held partnership companies) as approved by the Company, and individual performance. Company performance, rather than individual performance, is given the greatest weight in bonus determinations. The Company's primary objective is to create and increase the value of the Company and its partnership companies. Value creation at the Safeguard level is reflected in the market price of its stock and the operating performance and market value of its partnership companies. A significant mark of the Company's success in creating value in partnership companies is the successful completion of a rights offering of the partnership company's stock to the Company's shareholders. Specific financial and strategic objectives may include achievement of pre-tax operating earnings targets, strengthening a partnership company's management/marketing team, building strategic alliances, identifying and exploiting markets, increasing existing market share and penetration, and obtaining additional financing. Based on the foregoing review, bonuses are paid as a percentage of target amounts. Bonuses may exceed target amounts when, in the judgment of the Committee, performance levels are deemed to be superior.

     Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain in the Company's employ. Generally, grants are not made in every year, but are awarded subjectively, based on a number of factors, including the Company's achievement of financial and strategic objectives, the individual's contributions in providing strategic leadership and oversight for the Company and its partnership companies, and the amount and term of options already held by the individual.

     The Company's long term incentive plan is intended to support the Company's strategy of rewarding shareholders through rights offerings or other dispositions to shareholders of selected Safeguard partnership companies. The plan is designed to channel the energies of executives and key employees into efforts that create shareholder value over the long term by enabling participants to share in the results of their contributions through direct participation in the growth of Safeguard's partnership companies. Growth of the partnership companies benefits the Company's shareholders indirectly, by increasing the value of the Company's ownership interest in the partnership companies, and directly, by increasing the value of the stock in the publicly held partnership companies previously distributed to the Company's shareholders through rights offerings. Grants to executives under the long term incentive plan may be made in the form of restricted stock in a partnership company, or in share units which entitle a grantee to participate in the appreciation of the book value or the fair market value, at the Committee's discretion, of the stock of a partnership company above set threshold levels. All share unit grants under the plan are subject to vesting over a period of years and the attainment of certain threshold levels. Shares subject to restricted stock awards are subject to certain restrictions and are held in escrow by the Company until the attainment of certain threshold levels. Book value and market value share units are payable after a fixed period of years (subject to adjustment by the Committee in certain circumstances) in cash or in stock of the partnership company if the threshold levels are achieved.

     The Committee believes that its policy of aligning the interests of executives and key employees with the long-term interests of the Company's shareholders has been successful, as evidenced by the cumulative total return on the Company's common stock, assuming investment in rights offerings, as shown in the second stock performance graph that appears on page 16.

Company Policy on Qualifying Compensation

     Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under
Section 162(m), the Committee's discretion to grant awards must be strictly limited. The Company's 1990 Stock Option Plan qualifies as a "performance-based" compensation plan under currently effective rules. The Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's remaining incentive compensation plans outweighs the limited risk of loss of tax deductions under Section 162(m). Therefore, the Committee does not currently intend to seek to qualify any of its other incentive compensation plans under Section 162(m).

CEO Compensation

     Mr. Musser's base salary for 1995 was fixed by the Committee in December 1994 and represented a 10% increase from his prior base salary. The increase was based in part on a review of CEO compensation among the largest companies in the Philadelphia metropolitan area in order to keep Mr. Musser in the middle one-third of that group. Mr. Musser was awarded a bonus for 1995 equal to 150% of his target bonus. This decision was based on the success of the management team in conveying to the investment community the value being created by the Company, as reflected in the substantial stock price increases for the Company as well as its public partnership companies; and on the Company and its partnership companies achieving or exceeding a large portion of their strategic objectives, the most significant of which were: substantial achievement of management's operating goals and objectives for 1995; the increase in the Company's earnings per share; the continued strong sales and profitability growth of CompuCom in a constantly changing marketplace; the successful rights offering of stock in USDATA Corporation; continued strong sales and profitability growth by Cambridge Technology Partners and Coherent Communications Systems Corporation; the consummation of several strategic acquisitions; the successful completion of a $113 million funding for Technology Leaders II; and the positioning of several partnership companies for significant future growth.

Other Executive Compensation

     The Committee approved executive cash bonuses for 1995 equal to 150% of the target bonus amounts. As noted above under discussion of the CEO's compensation, these decisions were based on the significant stock price increases for the Company and its public partnership companies, and on the Company and its partnership companies achieving or exceeding a large portion of their financial and strategic objectives as outlined above, and reflect the Committee's policy of providing superior compensation for superior performance. Also considered to a lesser extent in awarding bonuses was each executive's individual performance for the year. The Committee granted options under the Company's 1990 Stock Option Plan to certain of its new executives and employees and to many of its current executives and employees. The relative number of options granted to new executives and employees was based on each such individual's current responsibilities.

     The Committee approved restricted stock awards and share unit grants during 1995 to key executives and key employees under the Company's long term incentive plan in USDATA Corporation, Technology Leaders II, National Media Corporation, Integrated Systems Consulting Group, Inc., Interactive Marketing Ventures, L.L.C., MultiGen, Inc., New Paradigm Ventures, Inc., nu.millennia|inc., Professional Training Services, Inc., Intellisource, Inc., DLB Systems, Inc., Value Sourcing Group, Inc. RMS Technologies, Inc. and FormMaker Software, Inc. These restricted stock awards and share unit grants will provide the participants under the long term incentive plan with the opportunity to acquire a maximum aggregate amount equal to 10% of the shares of stock held by the Company in each of these partnership companies. Restricted stock awarded under the long term incentive plan is held in escrow by the Company and will be released to the grantee upon the attainment of certain thresholds and an initial public offering or sale of the subject company, or in any event after 10 years if the grantee remains an employee of the Company. The share unit awards will be payable in four to five years (subject to adjustment by the Committee). Share unit awards may be paid in either cash or in shares of stock of each of these companies, at the Committee's discretion, and will be paid only if the market value of the shares of the subject company exceeds certain threshold levels established by the Committee, based on the amount of the excess value above the threshold level at the time of payout. The awards under the long term incentive plan were allocated among the executives and key employees based on their relative positions in the Company. Mr. Musser does not participate in the long term incentive plan.

By the Compensation Committee:

Robert A. Fox       Vincent G. Bell, Jr.      Russell E. Palmer
Warren V. Musser

Compensation Committee Interlocks and Insider Participation

     Directors Fox, Bell, Palmer and Musser comprise the Compensation Committee. Mr. Musser is Chairman of the Board and Chief Executive Officer of the Company. Mr. Musser does not participate in discussions regarding his compensation and does not participate in the Company's stock option plans or long term incentive plan.

EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

     The following table sets forth information concerning compensation paid during the last three fiscal years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1995.




                                                                              Long Term Compensation
                                                                 --------------------------------------------
                          Annual Compensation                                Awards              Payouts
                      ---------------------------------------------------------------------------------------
                                                                                   Securities     Long
                                                      Other                       Underlying     Term
                                                      Annual         Restricted     Options/    Incentive      All Other
Name and Principal              Salary     Bonus      Compen-          Stock         SARS        Payouts        Compen-
    Position           Year     ($)(1)     ($)(2)   sation($)(3)   Award(s)($)(4)    (#)(5)       ($)(6)      sation ($)(7)
---------------------------------------------------------------------------------------------------------------------------
Warren V. Musser,      1995    275,000    206,000       --               --            --           --          11,250
 Chairman of the
 Board and Chief       1994    250,000    125,000       --               --            --           --          12,375
 Executive Officer(8)
                       1993    235,000    135,000       --               --            --           --          11,098
---------------------------------------------------------------------------------------------------------------------------
Donald R. Caldwell,    1995    240,000    163,493       --          $391,345(10)       --           --          11,250
 President(9)
                       1994    225,000    108,800       --            77,841        225,000         --           6,750
---------------------------------------------------------------------------------------------------------------------------
Charles A. Root,       1995    240,000    144,000       --          $391,345(10)       --        $69,009        13,911
 Executive Vice
 President             1994    225,000     78,800       --            77,841        200,000(11)  106,877        15,907
                       1993    210,000     85,000       --               --           9,000         --          17,908
---------------------------------------------------------------------------------------------------------------------------
James W. Dixon,        1995    310,000    416,020     201,467            --         300,000(12)     --           3,750
 Former Chairman
 of the Board of       1994    310,000    310,000       --               --            --           --           3,143
 CompuCom
 Systems (13)          1993    310,000    471,200       --               --            --           --           4,497
---------------------------------------------------------------------------------------------------------------------------
Eward R. Anderson,     1995    310,000    416,020       --               --            --           --           3,750
 President and Chief
 Executive Officier of 1994    310,000    310,000     608,874            --         350,000(12)     --           1,938
 CompuCom
 Systems, Inc.(14)     1993    121,022    235,600       --               --         775,000(12)     --               0
---------------------------------------------------------------------------------------------------------------------------




(1) Includes annual compensation that has been deferred by Messrs. Musser, Caldwell and Root pursuant to the Company's stock savings plan and by Messrs. Dixon and Anderson pursuant to the CompuCom
Systems, Inc. 401(k) matched savings plan.

(2) With respect to Messrs. Dixon and Anderson, a portion of the cash bonus paid and included above for services rendered in each year was not paid until the following year. With respect to Mr. Caldwell, the bonus paid in 1995 includes the value of 863 shares of Sybase, Inc. common stock awarded as a bonus in connection with the Company's earn-out provisions resulting from the sale of Micro Decisionware, Inc. to Sybase, Inc.

(3) The amount reported for Mr. Dixon includes, among other things, relocation expenses totaling $176,240. While other named executives enjoy certain perquisites, for fiscal year 1995, perquisites and other personal benefits for such executive officers did not exceed the lesser of $50,000 or 10% of any executive officer's salary and bonus and accordingly have been omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(4) Any dividends that become payable will be paid on restricted stock awards at the same rate as paid to all shareholders. At December 31, 1995, each of Messrs. Caldwell and Root held the following shares of restricted stock with a value of $354,381:
34,137 shares of MultiGen, Inc., 11,000 shares of nu.millennia|inc., 4,603 shares of Professional Training Services, Inc., 13,309 shares of Integrated Systems Consulting Group, Inc., 7,150 shares of Intellisource, Inc., 13,943 shares of DLB Systems, Inc., 48,661 shares of FormMaker Software, Inc., 39,375 shares of XL Vision, Inc., 17,000 shares of Diamond Technology Partners, Inc., and 17,910 shares of New Paradigm Ventures, Inc. At December 31, 1995, Mr. Root also held 23,156 share units in Premier Solutions, Ltd. And 22,540 share units in Micro Dynamics Ltd. The aggregate value of the share unit holdings is indeterminate until the payment date for each award. Restrictions on grants of shares of USDATA Corporation to Messrs. Caldwell and Root were released during 1995 upon the satisfaction of the conditions of the grants.

(5) Except as otherwise indicated in individual footnotes, options in this table are to acquire Common Stock of the Company.

(6) This amount represents the value of 3,055 shares of Sybase, Inc. common stock distributed to Mr. Root as payment of share units in Micro Decisionware, Inc. previously awarded under the Company's long term incentive plan.

(7) The stated amounts for fiscal 1995 include the following amounts: $6,750 for each of Messrs. Musser, Caldwell and Root as Company contributions under the Company's Money Purchase Pension Plan; $4,500 for each of Messrs Musser, Caldwell and Root as Company matching contributions under the Company's Stock Savings Plan; and as to Mr. Root, $2,661 of above-market earnings on deferred compensation. With respect to Messrs. Dixon and Anderson, the stated amounts are for matching contributions made by CompuCom under its 401(k) matched savings plan.

(8) Mr. Musser does not participate in the Company's stock option plans or long term incentive plan.

(9) Mr. Caldwell has been an executive officer of the Company since November 1993, but was not on the Company's payroll until January
1994.

(10) This amount represents the fair market value on the grant date of shares of restricted stock in USDATA Corporation, Integrated
Systems Consulting Group, Inc., MultiGen, Inc., New Paradigm
Ventures, Inc. nu.millennia|inc., Professional Training Services,
Inc., Intellisource, Inc., DLB Systems, Inc., Value Sourcing Group, Inc., and FormMaker Software, Inc. awarded to Messrs. Caldwell and
Root under the Company's long term incentive plan. Restricted stock awarded under the long term incentive plan generally vests 25% each year, subject to acceleration of vesting upon the attainment of certain thresholds and an initial public offering or sale of the subject company.

(11) Options granted by Coherent Communications Systems Corporation to acquire shares of common stock of Coherent Communications Systems Corporation, an affiliate of the Company.

(12) Options granted by CompuCom Systems, Inc. to acquire shares of common stock of CompuCom, a subsidiary of the Company.

(13) Mr. Dixon resigned as Chairman on February 14, 1996 to serve as Chairman and Chief Executive Officer of ClientLink, Inc., a subsidiary of CompuCom.

(14)     Mr. Edward Anderson joined CompuCom in August 1993.

Stock Options

     The following tables set forth information with respect to options granted and exercised during fiscal year 1995 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1995. The information set forth in these tables relates to options granted to the named individuals by the Company to purchase shares of Company Common Stock, stock appreciation rights granted in affiliated companies under the Company's long term incentive plan, and options granted to certain of the named executives by subsidiaries and affiliates of the Company to purchase shares of each such subsidiary or affiliate.





                       Option/SAR Grants in Last Fiscal Year
------------------------------------------------------------------------------------------------------------
                                                                                Potential Realizable Value
                                                                                    At Assumed Annual
                                 Individual Grants                                  Rates Of Stock Price
                                                                                       Appreciation
                                                                                    For Option Term(1)
------------------------------------------------------------------------------------------------------------
                                       % of Total
                                         Options/
                                          SARS
                                        Granted To
                     Options/           Employees       Exercise Or
                       SARs             In Fiscal        Base Price     Expiration      5%          10%
     Name            Granted (#)         Year(2)          ($/Sh)(3)        Date         ($)         ($)
------------------------------------------------------------------------------------------------------------
Warren V. Musser        0                   --                --           --            --           --
------------------------------------------------------------------------------------------------------------
Donald R. Caldwell      0                   --                --           --            --           --
------------------------------------------------------------------------------------------------------------
Charles A. Root         0                   --                --           --            --           --
------------------------------------------------------------------------------------------------------------
James W. Dixon
CompuCom              300,000             21.6%              $3.50       02/09/05     $660,339    $1,673,429
Option(4)
------------------------------------------------------------------------------------------------------------
Edward R. Anderson      0                   --                --            --           --           --
------------------------------------------------------------------------------------------------------------



(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company, or shares of common stock of the subsidiary or affiliate for which the options were granted, appreciates at the annual rate shown
(compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to five years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of common stock of the Company or any of its subsidiaries or affiliates.

(2) Based upon options granted by CompuCom to its employees in 1995 to purchase a total of 1,387,500 shares of CompuCom common stock.

(3) All options have an exercise price at least equal to the fair market value of the shares subject to each option on the date of grant.

(4) The option vests 20% each year commencing on January 2, 1996 and has an ten-year term. The option continues vesting and remains exercisable so long as employment with the Company or one of its subsidiaries continues. The option exercise price may be paid in cash, or, in the discretion of CompuCom's Compensation Committee, by
(i) delivery of previously acquired shares, subject to certain conditions, (ii) same day sales, i.e. cashless broker's exercises, or
(iii) by delivery of a note, and CompuCom's Compensation Committee, in its discretion at the time of exercise may elect to cash out all or a portion of the option by paying Mr. Dixon an amount, in cash or shares, equal to the excess of the fair market value of the shares over the exercise price. CompuCom's Compensation Committee has the authority to modify the terms of outstanding options, including acceleration of the exercise date of outstanding options.





              Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
------------------------------------------------------------------------------------------------------------
                                                      Number of Securities            Value Of Unexercised
                                                         Underlying Unexercised           In-The-Money
                    Shares                               Options/SARs                    Options/SARs
                   Acquired On         Value         At Fiscal Year-End (#)          At Fiscal Year-End ($)(1)
    Name            Exercise(#)      Realized($)    Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------
Warren V. Musser        0                 --                 0               0             --            --
------------------------------------------------------------------------------------------------------------
Donald R. Caldwell
 Company Options    22,765           $530,665           67,235         135,000     $2,801,461    $5,625,005
------------------------------------------------------------------------------------------------------------
Charles A. Root
 Company Options         0                 --           60,600          26,400     $2,679,899    $1,146,474
 Coherent  Options  40,000           $371,000                0         160,000              0    $2,680,000
 Tangram Options         0                 --          120,000          30,000         30,000         7,500
 Gandalf SARs            0                 --                0           7,980              0             0
------------------------------------------------------------------------------------------------------------
James W. Dixon
 CompuCom Options    222,999       $1,078,149          238,251         300,000     $1,891,258    $1,800,000
------------------------------------------------------------------------------------------------------------
Edward R. Anderson
 CompuCom Options          0               --          310,000         465,000     $1,976,250    $2,964,375
------------------------------------------------------------------------------------------------------------




(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value of the stock at December 29, 1995 less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 29, 1995, the per share fair market values utilized in calculating the values in this table were as follows: Company Common Stock, $49.50; Coherent common stock, $19.25; Tangram common stock, $1.25; CompuCom common stock, $9.50; and Gandalf Technologies, Inc. common stock, $17.00.

STOCK PERFORMANCE GRAPHS

     The following graph compares the cumulative total return on the Company's Common Stock for the period from December 31, 1990 through December 31, 1995 with the cumulative total return on the Russell 2000 index and the peer group index for the same period.

                 1990     1991     1992     1993     1994     1995
Safeguard         100      150      187      246      354     1523
Russell 2000      100      146      173      206      202      259
Peer Group        100      184      203      270      252      353

1. The peer group consists of SIC Code 737--Computer Programming & Data Processing Services and SIC Code 5045--Computer, Peripheral
Equipment and Software Wholesalers, with a 50% weighting for each SIC
Code.

2. Assumes reinvestment of dividends. The Company has not distributed cash dividends during this period. Assumes a value of zero for all rights issued in rights offerings to the Company's shareholders.

3.     Assumes an investment of $100 on December 31, 1990.

     The following graph compares the cumulative total return on the Company's Common Stock assuming an investment (as described below) in the stock offered in each of the rights offerings to the Company's shareholders, with the cumulative total returns on the Russell 2000 Index and the peer group index. The Company's primary method of providing investment returns to its shareholders is through rights offerings, and not through dividends. This graph, based on the assumptions described below, should provide a more comprehensive indication of the cumulative total return to the company's shareholders by including both the value of the Company's Common Stock and the value of the various common stocks a shareholder could have obtained in the Company's rights offerings.



                1990     1991     1992     1993     1994     1995
Safeguard        100      150      187      327      579     2156
Russell 2000     100      146      173      235      267      371
Peer Group       100      184      203      302      320      477

1.     The peer group is the same as in the prior graph.

2. The cumulative total return on the Company's Common Stock assumes a cash investment to exercise all of the rights received in each rights offering made to the Company's shareholders since January 1, 1991. The subsequent cumulative returns on such stock holdings are included in the cumulative total return on the Company's Common Stock
for the remainder of the comparison period.   For each share of
Company Common Stock held on the date of each respective rights offering, a shareholder is assumed to have acquired: (a) 0.5 shares of Cambridge Technology Partners (Massachusetts), Inc. for $2.50 on
May 13, 1993; (b) 0.667 shares of Coherent Communications Systems Corporation for $3.33 on July 21, 1994; and (c) 0.25 shares of USDATA
Corporation for $1.25 on July 21, 1995.   During the comparison
period, the Company's Common Stock was split two-for-one to holders of record on September 7, 1994 and three-for-two to holders of record on August 31, 1995, and Coherent Communications Systems Corporation Common Stock was split two-for-one to holders of record on June 9, 1995.

3. Assumes reinvestment of dividends for each comparison index and an additional investment at the end of the calendar quarter immediately preceding each Safeguard rights offering in an amount equal to the amount of the assumed cash investment in the Safeguard index.

4.     Assumes an initial investment of $100 on December 31, 1990.

5. Although the Company believes the assumptions made in calculating the values of the chart are reasonable, other assumptions could be used that may cause the graph of the Company's cumulative total return to be altered.

CERTAIN TRANSACTIONS

     In connection with restricted stock awards made under the Company's long term incentive plan in December 1994, January 1995 and December 1995, the Company made available to the recipients of those grants two-year, full recourse loans to pay the related income taxes that the Company was required to withhold on the compensation resulting from the acquisition of such shares. Each individual who accepted this offer in connection with the December 1994 awards delivered to the Company a promissory note ("December 1994 Note") that bears interest at the rate of 6.55% per annum, with principal and accrued interest repayable in two installments on each of the first and second anniversaries of the December Note; each individual who accepted this offer in connection with the January 1995 awards delivered to the Company a promissory note ("January 1995 Note") that bears interest at the rate of 7.07% per annum, with principal and accrued interest repayable on the second anniversary of the January Note; and each individual who accepted this offer in connection with the December 1995 awards delivered to the Company a promissory note ("December 1995 Note") that bears interest at the rate of 5.57%, with principal and accrued interest repayable on the second anniversary of the December 1995 Note. Each December 1994 Note, January 1995 Note and December 1995 Note is secured by a pledge of the restricted shares granted to each individual. The highest outstanding balance since January 1, 1995 under the December 1994 Note, the January 1995 Note and the December 1995 Note delivered by each of Messrs. Caldwell and Root, and by Gerald M. Wilk and Jerry L. Johnson, executive officers of the Company was an aggregate of $206,375, $206,375, $150,792 and $27,400, respectively, for each of such officers, and the balance at January 31, 1996 was an aggregate of $189,309, $164,138, $120,046 and $27,400, respectively, for each of such officers.

     In January 1996, Safeguard International Group, Inc. ("SIG"), a majority owned subsidiary of the Company, merged with a wholly-owned subsidiary of Allied Resource Corporation ("ARC"). As a result of the merger, the Company's shares in SIG were exchanged for shares of ARC at a rate determined on the basis of relative net book values (which were $2.45 million for SIG and $2.22 million for ARC), except that ownership of SIG's Austrian subsidiary was retained by the Company. The Company also granted ARC a five-year option to purchase the Company's shares of ARC at fair market value. Heinz Schimmelbusch, who is a director of the Company, is President, Chief Executive Officer and a director of both SIG and ARC, and was a 40% stockholder of SIG and a 45% stockholder of ARC prior to the merger. Immediately after the merger, the Company formed a new subsidiary under the name Safeguard International Group, Inc. to continue the Company's international business.

     In August 1994, Mr. Anderson delivered to CompuCom in payment of the purchase price of 350,000 shares of common stock of CompuCom that he acquired upon exercise of stock options a full recourse, four-year promissory note in the amount of $1,181,250 which is secured by a pledge of the 350,000 CompuCom shares. Interest on the note accrues at the rate of 6% per annum and is payable annually beginning January 1, 1996. Principal is payable in two equal annual installments on August 31 in each of 1996 and 1997. The highest outstanding balance since January 1, 1995 was $1,181,250, and the balance at January 31, 1996 was $1,181,250.

     In November 1994, CompuCom provided Mr. Dixon with a loan of $210,000 evidenced by a promissory note and secured by a lien on Mr. Dixon's home in Dallas, Texas. The promissory note bears interest at the prime rate. One-third of the principal amount of the note, together with accrued interest became payable on March 31, 1995, and the remaining unpaid principal together with accrued interest is payable on the earlier of December 31, 1996 or Mr. Dixon's termination of employment. The highest outstanding balance since January 1, 1995 was $210,000, and the balance at January 31, 1996 was $140,000.

     In January 1995, CompuCom provided Mr. Dixon with a bridge loan of $217,000 that was evidenced by a promissory note bearing interest at 1% in excess of the prime rate and was secured by a second mortgage on his Georgia residence. The principal and accrued interest of $_________ were repaid on __________, 1995.

     In July 1995, Mr. Dixon purchased from CompuCom 150,000 shares of common stock of ClientLink, Inc. at a cost of $.75 per share, which was paid by delivery of a $112,500 full recourse promissory note with a five-year term and is secured by a pledge of the 150,000 shares as collateral. The note bears interest at the rate of 8% per annum. Interest will accrue and be due and payable on July 15 in each year, commencing in 1996. Principal and unpaid accrued interest under the note will become payable in full on the earlier of July 15, 2000 or Mr. Dixon's termination of employment.

     The Company had extended to Valley Forge Capital Group, Ltd. ("VFCG"), a business mergers and acquisition advisory firm owned by Donald R. Caldwell, an interest-free $300,000 line of credit. The highest outstanding balance since January 1, 1995 under the line of credit, and the balance at December 31, 1995, was $230,000. This line of credit will be repaid from future fees, if any, earned by Valley Forge Capital Group in connection with the 1993 agreement with the Company regarding its real estate properties.

II. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK

     The Board believes that the following proposal to adopt a resolution providing for an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 is in the best interests of the Company and its shareholders and unanimously recommends a vote FOR approval of this proposal. Proxies received by the Board will be so voted unless shareholders specify otherwise on their Proxy cards.

Background and Proposed Amendment

     The Company's Board of Directors has adopted, and is recommending to the shareholders for their approval at the Annual Meeting, a resolution to amend Article 5th of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 20,000,000 to 100,000,000 (the "Amendment"). Under the proposal, the number of authorized shares of preferred stock of the Company will remain unchanged at 55,423. The applicable text of the Board's resolution is as follows:

     RESOLVED, that the first sentence of Article 5th of the Company's Articles of Incorporation be amended to read in its entirety as follows:

          5th.     The Corporation shall be authorized to issue
100,055,423 shares of capital stock, which shall be divided into 100,000,000 shares of Common Stock, with a par value of ten cents ($.10) per share (the "Common Stock"), and 55,423 shares of Preferred Stock, with a par value of ten dollars ($10.00) per share (the "Preferred Stock").

     As of the close of business on March 20, 1996, 16,399,671 shares of Common Stock were issued and outstanding, of which [1,650,089 at 2/23] shares of Common Stock were held in treasury, [1,910,990 at 2/23] shares of Common Stock were reserved for issuance pursuant to the exercise of options granted or to be granted under the Company's various stock option plans, and 1,983,785 shares of Common Stock were reserved for issuance upon the conversion of the Company's 6% Convertible Subordinated Notes due 2006. No shares of Preferred Stock are issued and outstanding or reserved for issuance.

     The additional shares of Common Stock for which authorization is sought will be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company.

Purpose and Effect of Amendment

     The purpose of the proposed Amendment is to give the Board the flexibility and authority to issue additional shares of Common Stock from time to time for such purposes, to such persons and for such consideration as the Board may approve. No further vote of the shareholders will be required prior to such issuance, except as may otherwise be required by applicable law or the rules of any national securities exchange or registered national securities association on which the Company's shares are then listed. For example, the New York Stock Exchange, on which the Company's shares of Common Stock are presently listed, currently specifies shareholder approval as a prerequisite for issuing shares in several instances, including (i) the issuance of Common Stock or securities convertible into Common Stock if the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or securities convertible into such Common Stock or where the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance and (ii) the issuance of Common Stock or securities convertible into Common Stock exceeding one percent of the shares of Common Stock or one percent of the voting power outstanding before the issuance in connection with the acquisition of a business, company, tangible or intangible assets, properties or securities from a director, officer or substantial security holder of the Company.

     The additional shares of Common Stock being authorized could be issued publicly or privately for a variety of corporate purposes, including, without limitation, in connection with financings, acquisitions, stock splits, stock dividends, employment agreements, warrants, stock options, employee benefit plans, or for purposes of augmenting the capital of the Company. The Company currently has no plans, understandings or arrangements to issue any of the additional shares of Common Stock authorized by the Amendment. However, because the need to issue shares can arise when it would be inconvenient or impossible to hold a shareholders' meeting, the Board believes that it is prudent business planning to authorize the issuance of an additional 80,000,000 shares of Common Stock. Nonetheless, there may be certain disadvantages to the additional flexibility afforded the Company as a result of the authorization of additional shares of Common Stock.

     The proposed Amendment is not intended to have an anti-takeover effect. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult, costly or time-consuming. Under certain circumstances, the additional shares could be used to frustrate persons seeking to effect a takeover that the Board of Directors determines is not in the best interests of the Company and its shareholders, if such shares were issued to a holder or holders who might oppose the takeover bid. The Board of Directors also could use the additional shares of Common Stock in connection with the Company's Shareholders' Rights Plan, which management has recommended to the Board for its approval (the "Rights Plan"). As part of the Rights Plan, the Board of Directors is expected to declare a dividend of one right (a "Right") for each share of Common Stock of the Company held of Record on March 20, 1996. If a person or group acquires or commences a tender offer for 20% or more of the outstanding shares of Common Stock, within 20 days thereafter each Right will become exercisable until March 20, 2006, subject to certain exceptions, and will entitle each holder (other than the acquiring person or group) to buy one share of Common Stock of the Company at an exercise price of $180.00 per share. If (i) any person or group acquires 20% or more of the Common Stock in a transaction that has not been approved by the Board of Directors or upon the occurrence of certain other specific events and (ii) the Board of Directors does not redeem the Rights within 20 days thereafter, a holder of the Right (other than the acquiring person or group) will be able to (i) buy, for the exercise price, the number of shares of Common Stock which has an aggregate value of twice the exercise price, or (ii) at the discretion of the Company and upon surrender of the Right by the holder, receive shares of Common Stock with a value equal to 50% of the exercise price. Similarly, if the Company is involved in certain mergers or major sales of its assets, a holder of the Right will be able to (i) purchase, for the exercise price, the number of shares of the acquiring company's common stock which has an aggregate value of twice the exercise price of the Right, or (ii) at the discretion of the Company and upon surrender of the Right by the holder, receive shares of Common Stock of the acquiring company with a value equal to 50% of the exercise price. A summary of the Shareholders' Rights Plan will be distributed to all holders of the Company's Common Stock of Record on March 20, 1996.

     The Rights Plan is designed to deal with the problem of coercive or unfair takeover actions by hostile acquirors. The Rights Plan is not intended to prevent an acquisition of the Company if the terms are favorable and fair to all shareholders, and will not interfere with a merger or other business combination approved by the Board of Directors. The adoption of the Rights Plan was not subject to approval by the shareholders. The shareholders' approval or disapproval of the proposal to increase the number of authorized shares does not have any effect on the adoption by the Board of Directors of the Rights Plan, and a vote on the proposal will not be considered a measure of approval or disapproval of the Rights Plan. However, in the absence of the proposed increase in the Company's authorized Common Stock, the Company does not currently have sufficient authorized shares of Common Stock available to satisfy the exercise of all of the Rights under the Rights Plan.

     The issuance of additional shares of Common Stock, whether or not in connection with a contest for control, will, in most instances, dilute the voting power of each shareholder, and may dilute earnings and book value on a per share basis.

Approval by the Shareholders

     Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company's outstanding shares of Common Stock entitled to vote thereon. If approved by the shareholders, the Amendment to the Articles of Incorporation will become effective upon the filing with the Secretary of State of the Commonwealth of Pennsylvania of Articles of Amendment to the Company's Articles of Incorporation, which filing the Company presently intends undertaking promptly after the Annual Meeting. If the Amendment to the Company's Articles of Incorporation is not approved, the Articles of Amendment will not be filed.

INDEPENDENT PUBLIC ACCOUNTANTS

     Since 1986, the Company has retained KPMG Peat Marwick as its independent public accountants and it intends to retain Peat Marwick for the current year ending December 31, 1996. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity at the Annual Meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period January 1, 1995 through December 31, 1995, its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements, except for one late report involving two transactions that were reported late by Mr. Caldwell.

OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

     The Company's Annual Report for 1995, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the shareholders but is not to be regarded as proxy solicitation material.

Dated:  April 1, 1996

PROXY


                    SAFEGUARD SCIENTIFICS, INC.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Warren V. Musser, Donald R. Caldwell and James A. Ounsworth, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1996 Annual Meeting of Shareholders of Safeguard Scientifics, Inc. to be held on May 9, 1996, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, AND AS THE PROXIES MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

       PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
             AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                         FOLD AND DETACH HERE

                                                                      Please mark
                                                                      your votes as
                                                                      indicated in
                                                                      this example

The Board of Directors recommends a vote FOR proposals 1 and 2.
1.ELECTION OF DIRECTORS                       FOR                WITHHELD
Nominees:                                           ---          FOR ALL    ---
Warren V. Musser      Peter Likins            TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR
Vincent G. Bell, Jr.  Jack L. Messman         THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.
Donald R. Caldwell    Russell E. Palmer
Robert A. Fox         John W. Poduska Sr.      To cumulate votes, write the name of the nominee(s) and the number of
Delbert W. Johnson    Heinz Schimmelbusch      votes to be cast for each nominee in the space provided below, followed
Robert E. Keith, Jr.  Hubert J.P. Schoemaker   by "cumulate for."
                                               ------------------------------------------------------------------------
2. AMENDMENT TO ARTICLES OF INCORPORATION       FOR              WITHHELD                ABSTAIN
                                                    ---                     ---                    ---

SIGNATURE(S)                                                                     DATE:
            --------------------------------------------------------------------       ------------------------------------
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.  Joint tenants must both sign.  When signing as attorney, executor, administrator, trustee or guardian, or for  a corporation or partnership, please give full title.

                                             FOLD AND DETACH HERE

Your Proxy vote is important, regardless of the number of shares you own.

Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.